UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2012

CYCLONE POWER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-54449 (Commission File Number)	26-0519058 (IRS Employer Identification No.)

601 NE 26th Court, Pompano Beach, Florida (Address of principal executive offices)	33064 (Zip Code)

Registrant’s telephone number, including area code: (954) 943-8721

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition

On August 15, 2012, Cyclone Power Technologies, Inc. issued a press release regarding its earnings and business development for the quarter ended June 30, 2012. This release shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, or the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in such filing. A copy of the press release is furnished as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Copy of press release dated August 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 15, 2012 CYCLONE POWER TECHNOLOGIES, INC.

By: /s/ Harry Schoell

Harry Schoell

Chairman and CEO

Exhibit Index

Exhibit No. Description

99.1 Press Release dated August 15, 2012

Exhibit 99.1

Cyclone Power Technologies Files Quarterly Report on Form 10-Q

And Releases Progress Letter to Shareholders

POMPANO BEACH, FL, August 15, 2012. Cyclone Power Technologies (OTCQB: CYPW) has filed with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the period ended June 30, 2012, and has released the following progress report to its shareholders:

Dear Shareholders:

We are very pleased to have completed another successful quarter marked by revenue that exceeded our projections, on-time delivery of engines to Raytheon, and the assumption and re-commencement of our $1.4 million program with the US Army/TACOM. With the third quarter already in full swing, we are confident that we will continue this positive trend for the remainder of the year and going forward.

Our June 30, 2012 financial statements are available in our Quarterly Report on Form 10-Q on file now with the Securities & Exchange Commission. On behalf of Cyclone’s executive team, therefore, I would like to take this opportunity to highlight some important recent developments, as well as provide an update on the progress of our engines, expectations on cash flow and other thoughts.

Recent Company Developments

o	Revenue Forecast Surpassed – In the second quarter of 2012 we realized revenue of $382,000, beating our initial forecasts. Based on our current estimates, we are forecasting for the third quarter at least $500,000 in cash provided from our development contracts. Moreover, we are pleased to state that for the first time cash coming in from our signed agreements is expected to support a majority of our operations through the end of the year.

o	Strong Financing Partner Secured. We have been able to secure $250,000 in financing from GEM Global Yield Fund, a $3.4 billion investment group with strong portfolio operations throughout the world. We see this initial investment from this highly reputable fund as a strong sign of confidence in our future prospects. As stated above, however, as our cash flow position continues to improve, we anticipate that we will be able to rely less on equity and debt financing to support our growth. This is very good for all our shareholders as it means that we are moving towards profitability and limiting share dilution.

o	On Time Delivery to Raytheon – As we promised to our shareholders and customer, we delivered to Raytheon two Cyclone MR-36 engines on time and within budget. These engines passed our customer’s acceptance test criteria, thus fulfilling our contract. We look forward to additional work with Raytheon and other major defense contractors in the future.

o	Re-Start of $1.4 million Army Contract – We completed the acquisition and integration of Advent Power Systems, and assumed the position of prime contractor under the $1.4 million Phase I contract with U.S. Army/TACOM to develop a compact, all-fuel power unit for combat vehicles (the S-2 engine). This program is now in full-swing, our first performance milestone has been met, and we are firmly on target to deliver engines within budget by the contract deadline of July 2013.

o	Partnership with Clean Carbon – We signed a key partnership with CleanCarbon Ltd., an Australian technology development company, to pursue renewable energy projects in Australia including government and private contracts for the commercialization of Cyclone technology for the agricultural and municipal waste industries. This alliance will help us expand the reach of our technology to the Australasian territory, and monetize the value of our foreign patents including the two we hold in Australia (one we received this past quarter).

o	Successful Military Vehicles Conference – We showcased our technology at the Military Vehicles Exhibition & Conference in Detroit in July 2012. The event was extremely positive for Cyclone, as we were able to meet with numerous current and potential customers, vendors and partners. We are already working with suppliers we met with at this event, and expect more business opportunities to arise from these new alliances going forward.

Engine & Technology Updates

-	Waste Heat Engine (WHE-25) - We are well into the manufacturability design process and pre-production testing of our WHE-25 engines, and are beginning the integration process of the engine with Phoenix Power Group’s waste oil furnaces. We intend to complete and deliver engines to Phoenix in Q3 2012 and will be testing the combined system this quarter and into Q4 2012. Along these lines, we have recently added manpower and resources to this engine program so we can move into production in 2013.

-	Mark 5 Engine – With the delivery of the Raytheon MR-36 engines, we were able to advance the development of the “sister” Mark 5 engine considerably, including key technological advances in valve and head design. We have now commenced construction of the two Mark 5 engines for our customer Combilift, a leading industrial equipment manufacturer, with an estimated delivery by the end of 2012. We expect to receive additional Mark 5 prototype orders later this year for delivery in 2013.

-	Team Steam USA - LSR Car – In addition to the Mark 5 engine development noted above, we have nearly completed construction of the new LSR chassis and body. We are on track to install the Mark 5 engine and systems and to start testing the LSR Car in the coming months. We anticipate an attempt for the land speed record for steam powered vehicles before the end of the year.

We have made major advancements in our technology and business prospects since the beginning of 2012; however, we have also seen a decline in our stock price during the same period in a challenging market for small and micro-cap companies. For some investors our progress has not occurred fast enough. Others have expressed concerns about our cash position and potential stock dilution. While we recognize these perceived concerns and vow to work even harder to overcome them, we strongly believe that Cyclone presents a solid opportunity for the long-term investor, especially at current valuations.

All technologies have competition, but few technologies have the incredibly diverse base of potential applications as the Cyclone engine with over 30 international patents. From waste-to-energy and solar power, to portable and distributed power generation, to land and marine transportation, the Cyclone Engine is not a “one trick pony.” We are finding and pursuing the market niches that best suite our technology, and for which we have considerable advantages over any competition.

Our cash flow from product sales and development services is on an upward trend, which means we will gradually rely less on stock sales and stock for services to fund operations. This savings has already begun, as we cut in the past quarter potential issuance of over 2.9 million shares over the next year. Cash has been and is continuing to be used conservatively and wisely. Both our co-founder Frankie Fruge and I are heavily invested in Cyclone with our life savings, and neither of us has taken a salary since inception. Our officers, directors and employees are some of the largest shareholders in the company, and as a result, our interests are aligned closely with our shareholders.

We warmly welcome Cyclone shareholders, supporters and friends curious about our progress to visit us in South Florida. You will see that we are running and testing engines, bringing talented people on board, expanding our facility, signing new contracts, and most importantly, moving our engines closer to completion and commercialization.

Development of new technology is a challenging endeavor, especially when conducted in the public spotlight. Daily progress is sometimes hard to see from the outside, but rest assured, it is happening and Cyclone is moving forward. We remain steadfastly focused on our goal of getting our engines completed and into commercial use. We are confident in our path to success, and see the light at the end of the tunnel approaching. For all of your support and encouragement along this exciting journey, we thank you.

Sincerely,

/s/ Harry Schoell

Harry Schoell, Chairman & CEO

Safe Harbor Statement

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. The company cautions that these forward-looking statements are further qualified by other factors. The company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

About Cyclone Power Technologies

Cyclone Power Technologies is the developer of the award-winning Cyclone Engine – an all-fuel, clean-tech engine with the power and versatility to run everything from waste energy electric generators and solar thermal systems to cars, trucks and locomotives. Invented by company founder and CEO Harry Schoell, the patented Cyclone Engine is a eco-friendly external combustion engine, ingeniously designed to achieve high thermal efficiencies through a compact heat-regenerative process, and to run on virtually any fuel - including bio-diesels, syngas or solar - while emitting fewer greenhouse gases and irritating pollutants into the air. The Cyclone Engine was recognized by Popular Science Magazine as the Invention of the Year for 2008, was included in a 2011 report by Popular Mechanics as an important waste energy technology for the future, and was twice presented with the Society of Automotive Engineers’ AEI Tech Award. Additionally, Cyclone was named Environmental Business of the Year by the Broward County Environmental Protection Department. For more information, visit www.cyclonepower.com.

Cyclone Investor Relations

American Capital Ventures

Howard Gostfrand, President

Tel: 305-918-7000

info@amcapventures.com

Company Contact

Christopher Nelson

Tel: 954-943-8721

chris@cyclonepower.com